Exhibit 5.4

[Armstrong Teasdale LLP Letterhead]

October 7, 2011

Ducommun Incorporated

23301 Wilmington Avenue

Carson, California, 90745-6209

Re:	Ducommun Incorporated – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to LaBarge Electronics, Inc., a Missouri corporation (“Electronics”), and LaBarge Acquisition Company, Inc., a Missouri corporation (“Acquisition”), (together referred to herein as the “Ducommun Subsidiaries”), each an indirect subsidiary of Ducommun Incorporated, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) of: (i) $200,000,000 aggregate principal amount of the Company’s 9.75% Senior Notes due 2018 (the “New Notes”) to be issued (a) in exchange for a like principal amount of the Company’s outstanding 9.75% Senior Notes due 2018 and (b) pursuant to the Indenture, dated as of June 28, 2011, among the Company, certain subsidiaries of the Company, including the Ducommun Subsidiaries (the “Guarantors”) and Wilmington Trust, National Association (formerly Wilmington Trust FSB), as amended (the “Indenture”), and (ii) the guarantees of the Company’s payment obligations under the New Notes (the “Guarantees”) by the Guarantors, including the Ducommun Subsidiaries.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, forms of the Guarantees, and such other documents, corporate records, certificates of officers of the Company and the Ducommun Subsidiaries and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with each of the Indenture and Guarantees; (b) the legal existence of each party (other than the Ducommun

Subsidiaries) to each of the Indenture and Guarantees; (c) the power of each party to each of the Indenture and Guarantees (other than the Ducommun Subsidiaries) to execute, deliver and perform the Indenture and Guarantees and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party (other than the Ducommun Subsidiaries) of each document executed and delivered or to be executed and delivered in connection with each of the Indenture and Guarantees by such party; (e) the legality, validity, binding effect and enforceability as to each party of each of the Indenture and Guarantees and of each other act done or to be done by such party; (f) there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in each of the Indenture and Guarantees; (g) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, the authenticity of the original of each document received by us as a copy and the conformity of documents reviewed by us to those reviewed by the Board of Directors of each of the Ducommun Subsidiaries; (h) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (i) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; and (j) each of the Indenture and Guarantees and the conduct of the parties to each of the Indenture and Guarantees comply with any requirement of good faith, fair dealing and conscionability. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Ducommun Subsidiaries.

In addition, we have reviewed the following:

1.	certified copies of the Articles of Incorporation and all amendments thereto of each of the Ducommun Subsidiaries (“Articles”);

2.	certified copies of the Bylaws and all amendments thereto of each of the Ducommun Subsidiaries

(“Bylaws”), (the Articles and Bylaws being collectively referred to herein as the “Organizational Documents”);

3.	certified copies of resolutions of the respective Board of Directors of each of the Ducommun Subsidiaries authorizing the execution, delivery and performance of the Indenture and Guarantees;

4.	an Incumbency Certificate with respect to the officers of each of the Ducommun Subsidiaries; and

5.	the Certificate of the Secretary of each of the Ducommun Subsidiaries dated October 7, 2011, and such other documents, instruments, certificates and agreements of each of the Ducommun Subsidiaries and public officials as we have deemed necessary or advisable to review in order to render the opinions set forth below.

Based on the foregoing and in reliance thereon, without investigation, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Each of the Ducommun Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the State of Missouri.

2.	Each of the Ducommun Subsidiaries has all requisite power to execute, deliver and perform its obligations under the Indenture and the Guarantees.

3.	Each of the Ducommun Subsidiaries has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, the Indenture and the Guarantees, and each has duly executed and delivered the Indenture.

4.	The execution and delivery by each of the Ducommun Subsidiaries of the Indenture and the Guarantees, and the performance by each of the Ducommun Subsidiaries of their respective obligations under the Indenture and the Guarantees, do not require either of the Ducommun Subsidiaries to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Missouri.

5.	The execution and delivery of the Indenture by the Ducommun Subsidiaries has not violated (i) any applicable statute, rule or regulation of the State of Missouri or (ii) the Organizational Documents. If executed and delivered on the date hereof, the execution and delivery of the Guarantees by the Ducommun Subsidiaries would not violate (i) any applicable statute, rule or regulation of the State of Missouri or (ii) the Organizational Documents.

The foregoing opinion is subject to the following additional assumptions, qualifications, limitations and exceptions:

1.	The opinions expressed herein are limited to matters of the laws of the State of Missouri, and we express no opinion as to the laws of any other jurisdiction.

2.	Our opinion is limited to the laws and facts as they exist on the date hereof, and we assume no obligation to update, revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

3.	Our opinion is furnished to you solely for your benefit in connection with the Indenture and Guarantees and may not be relied upon by any third party for any other purpose without our prior written consent in each instance, except that purchasers of the New Notes and Gibson, Dunn & Crutcher LLP shall be entitled to rely hereon.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Armstrong Teasdale LLP

Armstrong Teasdale LLP